   As filed with the Securities and Exchange Commission on December 18, 2001


                                                     Registration No. 333-74176

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------


                                AMENDMENT NO. 1


                                      To

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                            THE PRICE FUND I, L.P.
          (Exact Name of Registrant as Specified in Charter Document)

                               -----------------

           Delaware                   6799                  36-4400372
       (State or other         (Primary Standard         (I.R.S. Employer
       jurisdiction of             Industrial         Identification number)
       incorporation or       Classification code
        organization)               number)

      c/o Price Asset Management, Inc.              Walter Thomas Price, III
         141 West Jackson Boulevard             c/o Price Asset Management, Inc.
                Suite 1340A                        141 West Jackson Boulevard
          Chicago, Illinois 60604                          Suite 1340A
               (312) 648-2883                        Chicago, Illinois 60604
                                                         (312) 648-2883
     (Address, Including Zip Code, and       (Name, Address, Including Zip Code, and
   Telephone Number, Including Area Code      Telephone Number, Including Area Code
of Registrant's Principal Executive Offices)          of Agent for Service)

                               -----------------
                                  Copies to:
                           Jeffry M. Henderson, Esq.
                            Douglas E. Arend, Esq.
                               Henderson & Lyman
                          175 West Jackson Boulevard
                                   Suite 240
                            Chicago, Illinois 60604
                                (312) 986-6960

                               -----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




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

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

   None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

   (a)  Exhibits

Exhibit Number                                   Description of Document
--------------                                   -----------------------

     1.01      Form of Selling Agent Agreement among the Registrant, Price Asset Management, Inc. and
                 Atrium Securities, Inc.

     1.02      Form of Selected Additional Selling Agent Agreement between Atrium Securities, Inc. and additional selling agents.

     1.03      Form of Limited Partnership Agreement of the Registrant (included as Exhibit B to the prospectus).

     1.04      Opinion of Henderson & Lyman to the Registrant regarding the legality of units (including consent).

     1.05      Opinion of Henderson & Lyman to the Registrant regarding certain federal income tax matters
                 (including consent).

     1.06      Advisory Agreement, dated as of October 29, 2001 between Clarke Capital Management, Inc.
                 and the Registrant.

     1.07      Advisory Agreement, dated as of October 24, 2001 between Campbell & Company and the
                 Registrant.

     1.08      Advisory Agreement, dated as of October 12, 2001 between Millburn Ridgefield Corporation and the Registrant.

     1.09      Advisory Agreement dated as of October 12, 2001 between Arcanum Investment Management and the Registrant.

     1.10      Advisory Agreement, dated as of April 25, 2001 between Price Capital Markets, Inc. and the
                 Registrant.

     1.11      Customer Agreement, dated as of October 1, 2001, between the Registrant and Man Financial
                 Inc.

     1.12      Interest Memo, dated as of November 21, 2001, between Price Asset Management, Inc. and
                 Man Financial Inc.

     1.13      Expense Agreement, dated as of May 9, 2001, between the Registrant and The Price Futures
                 Group, Inc.

     1.14      Form of Subscription Agreement to be executed by each purchaser of units (included as
                 Exhibit C to the prospectus).

     1.15      Form of Subscription Agreement for Existing Investors or Subscribers Form to be executed by each purchaser of additional units (included as Exhibit D to the prospectus).

     1.16      Form of Escrow Agreement among the Registrant, Price Asset Management, Inc. and LaSalle
                 Bank National Association, as the escrow agent.

     1.17      Consent of Independent Auditors for the Registrant

     1.18      Consent of Independent Auditors for Price Asset Management, Inc.

     1.19      Capital Demand Note, dated as of March 31, 2001, from Walter Thomas Price III, to the
                 Registrant.